                                   1998 RESTATEMENT




                                      PACIFICORP
                               EXECUTIVE SEVERANCE PLAN

                                   DECEMBER 1, 1996

                 (AS AMENDED AND RESTATED EFFECTIVE DECEMBER 1, 1998)











PACIFICORP
AN OREGON CORPORATION
700 NE MULTNOMAH
PORTLAND, OR  97232                                                      COMPANY

                                      PACIFICORP
                               EXECUTIVE SEVERANCE PLAN

                                   DECEMBER 1, 1996

                      (AS AMENDED AND RESTATED DECEMBER 1, 1998)


PACIFICORP
AN OREGON CORPORATION
700 NE MULTNOMAH
PORTLAND, OR  97232                                                      COMPANY


          Effective December 1, 1996, the Company adopted the PacifiCorp Executive Severance Plan (the Plan) as an executive severance program to supersede and replace the prior PacifiCorp Executive Severance Plan that terminated by its terms December 31, 1995. The Plan, as amended and restated December 1, 1998, also supersedes and replaces any prior executive severance pay policy or other policy, plan or practice under which severance benefits have been provided to executives of the Company and adopting affiliates except benefits provided pursuant to any individual separation agreement entered into in writing prior to December 1, 1998 between any executive and the Company.

                                     ARTICLE I

                           EFFECTIVE DATE; PLAN YEAR; ERISA

     1.01 EFFECTIVE DATE

          The effective date of the Plan is December 1, 1996. The 1998 Restatement is effective December 1, 1998.

     1.02 PLAN YEAR

          The plan year shall be a calendar year.

     1.03 ERISA

          The Plan is intended to be and shall be administered and maintained primarily for the purpose of providing benefits for a select group of management or highly compensated employees. Severance pay and benefits under the Plan shall be paid as needed solely from the general assets of Employer, in accordance with Department of Labor regulation Section 2520.104-24.

The Plan is intended to qualify for the alternative method of compliance in Department of Labor Regulation Section 2520.104-23.

                                    ARTICLE II

                        APPLICATION TO COMPANY AND AFFILIATES

     2.01 EMPLOYERS

          2.01-1 The Company maintains the Plan, and any affiliate approved by the Company may adopt and maintain the Plan for its employees.
"Affiliate" means a corporation, person or other entity that is designated as an affiliate by the Company.

          2.01-2 "Employer" means the Company, with respect to its employees, and any adopting affiliate, with respect to its employees. The Plan is a single plan maintained by the Company and any adopting affiliate.

     2.02 ADOPTION PROCEDURE

          An affiliate may adopt the Plan by a written statement signed by the affiliate, subject to approval and revocation by the Company. The statement shall include the effective date of adoption and any special provisions that are to be applicable only to employees of the affiliate.

                                    ARTICLE III

                            ELIGIBILITY AND PARTICIPATION

     3.01 ELIGIBLE EMPLOYEES

          Eligible employees are key employees of any Employer selected by the Personnel Committee of the Company's Board of Directors (Committee) and designated as Level 1 eligible employees or Level 2 eligible employees.

     3.02 PARTICIPANT

          An eligible employee must satisfy the requirements of 3.03 and 3.04 to be entitled to severance benefits under the Plan and upon satisfying those requirements shall be a participant in the Plan.

     3.03 REQUIREMENTS OF PARTICIPATION AND BENEFITS

          3.03-1 Subject to meeting the additional conditions set forth in 3.04, an eligible employee will participate and be entitled to severance benefits upon satisfaction of the following conditions:

               (a) The eligible employee's employment terminates under any of the following circumstances:

                   (i) When there is no Change in Control, the
               eligible employee has resigned within 30 days after a material alteration in the eligible employee's position (as determined according to 3.03-2) that has a detrimental impact on the eligible employee (as determined according to 3.03-4).

                  (ii) Following a Change in Control, the eligible
               employee has tendered resignation within two months after a material alteration of position (as determined according to 3.03-3).

                 (iii) There has been an Employer-initiated termination.
               An Employer-initiated termination is any termination of the eligible employee's employment by Employer (including a request for resignation that is agreed to by the eligible employee) for any reason other than cause under 3.04.

          3.03-2 Where there is no Change in Control, a material alteration in position occurs when there is either a material alteration in assignment or compensation, as defined in this Section.

               (a) A material alteration in assignment occurs when:

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                   (i) There is material reduction in the scope of
               the eligible employee's duties and responsibilities; and

                  (ii) There is a material reduction in the eligible
               employee's authority; and

                 (iii) The new assignment has not been designated by
               the Chief Executive Officer of the Company as a position with unique strategic importance for the Company; and

                  (iv) The assignment is not reasonably expected to
               provide the eligible employee with a meaningful training opportunity to enhance the eligible employee's opportunities for future advancement.

               (b) A material alteration in compensation occurs when:

                   (i) An eligible employee's annualized base salary
               is reduced by any amount or the annualized base salary and target bonus opportunity combined is reduced by at least 15 percent of the employee's base salary and target bonus opportunity before the change in compensation; and

                  (ii) the change in compensation is not the result of a
               general reduction in executive compensation for reasons unrelated to the particular employee's assignment.

          3.03-3 During the 24-month period following a Change in Control of the Company (as determined according to 3.03-6), a material alteration in position occurs in any of the following events:

               (a) The eligible employee's reporting level in the Company has been changed and is lower after the change than it was before.

               (b) There is a material reduction in the scope of the eligible employee's duties and responsibilities.

               (c) There is a material reduction in the eligible employee's authority.

               (d) There is a material alteration in compensation
          (as defined in 3.03-2(b)).

               (e) The eligible employee is relocated (or informed of a relocation) within 24 months following a Change in Control. (For purposes of this provision, relocation shall mean reassignment to a position in an office located more than 100 miles from the eligible employee's then-current office or 60 miles from the eligible employee's residence).

          3.03-4 Where there is no Change in Control, a material alteration in position shall be deemed to have a detrimental impact on the eligible employee:

               (a) When the alteration is a material alteration in compensation (as defined in 3.03-2); or

               (b) An eligible employee is required to relocate by the Company to a new geographic area and that employee has been relocated by the Company within the past year. For purposes of this provision, relocation shall mean reassignment to a position in an office located more than 100 miles from the eligible employee's then-current office or 60 miles from the eligible employee's residence; however, this provision shall not apply to any eligible employee in the first year of employment with the Company.

          3.03-5 Determinations concerning whether a material alteration in position and a detrimental impact has occurred shall be subject to the following:

               (a) Where there is no Change in Control, all questions concerning whether a material alteration in position that has a detrimental impact on the eligible employee has occurred shall be determined by the Company exercising full discretion when acting under 5.04-1 through 5.04-3 and, in the case of the review of a denied claim, by the Committee exercising full discretion when acting under 5.04-4 and 5.04-5.

               (b) During the 24 months following a Change in Control, the eligible employee exercising full discretion shall determine whether a material alteration in position has occurred, subject to 3.03-7.

          3.03-6 A "Change in Control" shall mean the occurrence of any of the following events:

               (a) The consummation of:

                   (i) any consolidation, merger or plan of share exchange involving the Company (a "Merger") as a result of which the holders of outstanding securities of the Company ordinarily having the right to vote for the election of directors ("Voting Securities") immediately prior to the Merger do not continue to hold at least 50 percent of the combined voting power of the outstanding Voting Securities of the surviving or continuing corporation immediately after the Merger, disregarding any Voting Securities issued or retained by such holders in respect of securities of any other party to the Merger; or

                  (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of the Company.

               (b) At any time during a period of two consecutive years, individuals who at the beginning of such period constituted the Board ("Incumbent Directors") shall cease for any reason to constitute at least a majority thereof; provided, however, that the term "Incumbent Director" shall also include each new director elected during such two-year period whose nomination or election was approved by two-thirds of the Incumbent Directors then in office.

               (c) Any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Act")) shall, as a result of a tender or exchange offer, open market purchases or privately negotiated purchases from anyone other than the Company, have become the beneficial owner (within the meaning of Rule 13d-3 under the Act), directly or indirectly, of Voting Securities representing 20 percent or more of the combined voting power of the then outstanding Voting Securities.

          3.03-7 If there is an alteration to the eligible employee's position during the 24 months following a Change in Control, the employee may tender resignation from employment if in the employee's judgment a material alteration in position has occurred. The resignation shall be contingent upon the Company's acknowledgment that it will not challenge the employee's determination and the employee will participate and be entitled to severance benefits upon resignation. The Company will have five business days to inform the employee whether it intends to challenge the employee's determination that a material alteration of position has occurred. If the Company notifies the employee that it will challenge the employee's determination that a material alteration of position has occurred, the employee may treat that notice as denial of the employee's claim for benefits and seek review of that decision under 5.04-4. Alternately, the employee may refer the claim for benefits to arbitration. Both the employee and the Company will be expected to reasonably cooperate in good faith in the arbitration process to ensure timely resolution. The employee will continue to be paid until the issue is resolved in arbitration.

          3.03-8 An eligible employee who holds the office of Chief Executive Officer, President, Chief Operating Officer or Chief Financial Officer immediately before Change in Control shall have a "walk-away right". If such eligible employee resigns effective on a date no less than 12 months and no more than 14 months after a Change in Control, the employee shall be entitled to severance benefits provided in 4.01 whether or not the eligible employee experiences a material alteration in position.

     3.04 ADDITIONAL CONDITIONS FOR RECEIPT OF BENEFITS AND DISQUALIFICATION FROM PARTICIPATION

          3.04-1 An eligible employee must execute the following within the time period specified by Employer in order to be entitled to severance benefits:

               (a) A waiver and release of claims against the Company and affiliates in the form provided by Employer.

               (b) Any agreement to repay severance benefits under circumstances required by 4.06.

               (c) An agreement to forego any severance rights or benefits under any other severance plan maintained by or agreement with Employer or any affiliate.

               (d) Any other agreement required by Employer, including but not limited to, confidentiality, noncompetition, nonsolicitation, nondisparagement, assistance to Employer and assistance in defense of litigation agreements. Except as provided in Exhibit A or B, the Employer shall determine the terms of any agreement on a discretionary basis with respect to each individual participant.

          3.04-2 A disqualified participant shall not receive benefits under the Plan. If the disqualification occurs after receipt of some or all benefits, the participant shall repay such benefit(s) as set forth in 4.06-1. The eligible employee or participant will be disqualified from participation and ineligible for any severance benefits in the event of any of the circumstances specified below.

               (a) The eligible employee is terminated "for cause," as defined below:

                   (i) Where there is no Change in Control, a termination for cause is any termination of employment determined according to 3.04-3 to have been for cause.

                  (ii) During the 24-month period following a Change in Control, a termination for cause is a termination of employment for either of the following reasons determined according to 3.04-3:

                         a.  The eligible employee's gross
                    misconduct; or

                         b.  The eligible employee's gross
                    negligence or conduct which indicates a
                    reckless disregard for the consequences and has a material adverse effect on the Company or its affiliates.

               (b) The eligible employee fails to execute and deliver to Employer within the Designated Acceptance Period any of the agreements required under 3.04-1.

               (c) The eligible employee revokes or breaches any of the required agreements under 3.04-1.

          3.04-3 All questions concerning whether a termination was for cause under 3.04-2(a)(1) or for a reason stated in 3.04-2(b) or (c) shall be determined by the Company exercising full discretion when acting under 5.04-1 through 5.04-3 and, in the case of the review of a denied claim, by the Committee exercising full discretion when acting under 5.04-4 and 5.04-5. All questions concerning whether a termination was for gross misconduct or gross negligence shall be determined by the Company based upon the preponderance of the evidence when acting under 5.04-1 through 5.04-2 and, in the case of the review of a denied claim, by the Committee exercising full discretion when acting under 5.04-4 and 5.04-5.

                                      ARTICLE IV

                                  SEVERANCE BENEFITS

     4.01 SEVERANCE BENEFITS

          4.01-1 A participant entitled to severance benefits shall receive severance pay and other benefits as provided in Exhibit A, provided however, that if the participant's termination of employment is within 24 months following a Change in Control (as defined in Section 3.03-6), the participant entitled to severance benefits shall receive severance pay and other benefits as provided in Exhibit B.

          4.01-2 Group health continuation benefits and outplacement provided under 4.01-1 shall be subject to 4.02 and 4.03.

     4.02 GROUP HEALTH CONTINUATION BENEFITS

          4.02-1 Participants who are awarded severance benefits under 4.01, and their covered dependents, shall receive continued Employer-subsidized coverage under one of the following group health plans:

               (a) The group health plans in which they were enrolled at the time of termination.

               (b) If the plans in (a) are not available to active employees, the similar group health plans provided to active employees, as determined by Employer.

          4.02-2 The coverage provided under 4.02-1 shall continue until the earlier of (a), (b) or (c) below:

               (a) Three months after coverage would otherwise end due to the participant's termination of employment; provided, however, if the termination of employment is within 24 months following a Change in Control the duration of coverage shall be the period of time set forth in Exhibit B.

               (b) The date of eligibility for comparable group health coverage obtained through other employment of the participant after the participant's termination date with Employer.

               (c) The last day of the month for which the participant fails to make any contribution toward the cost of such coverage that is required by Employer of similarly situated active employees.

          4.02-3 Employer shall continue its contributions for the continuation coverage provided under 4.02-1. The amount of such contribution with respect to each participant shall be Employer's cost to provide such coverage to similarly situated active employees.

          4.02-4 After termination of coverage under 4.02-1, participants and covered dependents may elect to continue their group health coverage on a self-pay basis as allowed by law. The group health plan continuation benefits provided under 4.03-1 shall reduce a participant's, and any other affected person's, maximum continuation period for any continuation coverage required by law. For the purposes of 4.03, "group health plans" include the Employer-sponsored medical, dental and vision plans but exclude any health care spending account under any cafeteria plan maintained by Employer pursuant to Section 125 of the Internal Revenue Code of 1986 and related regulations.

     4.03 OUTPLACEMENT BENEFITS

          Employer shall provide a minimum of 12 months of executive level outplacement benefits to participants entitled to severance benefits following termination of employment in accordance with Employer's policy on outplacement benefits as in effect from time to time.

     4.04 TIME AND MANNER OF PAYMENT

          4.04-1 Employer shall determine, in its sole discretion, the time and manner of payment of any severance pay. The Employer may, in its sole discretion, deliver the approximate value of severance benefits provided by Exhibit A or B, as applicable, in a form acceptable to the participant other than the form prescribed in the applicable schedule. Subject to the exercise of such discretion to pay in installments (and assuming the participant has not been disqualified), severance pay shall be paid in a lump sum cash payment within a reasonable time after the date the participant may no longer revoke a waiver and release of claims required under 3.04-3.

          4.04-2 Employer shall withhold from any amounts paid under this Plan any income tax or other amounts as allowed or required by law, including any Excise Tax determined under 4.07.

          4.04-3 Severance pay shall not be included as eligible compensation under any retirement plan maintained by Employer or any affiliate.

     4.05 NOTICE OF ACCEPTANCE PERIOD

          4.05-1 Employer shall give eligible employees written notice of the time period within which they must meet any conditions required in order to receive the benefits offered under this Plan (the Designated Acceptance Period). If an eligible employee fails to meet the conditions within the Designated Acceptance Period, the eligible employee shall not be entitled to participation and severance benefits under this Plan.

          4.05-2 All eligible employees over the age of 40 shall be notified of the right to consult with an attorney before accepting benefits under this Plan and before executing any required waiver and release of claims forms.

     4.06 REPAYMENT OF SEVERANCE

          4.06-1 Employer shall require a participant to repay severance benefits if the participant is rehired by Employer or an affiliate or in the event of a disqualification under 3.04.

          4.06-2 If repayment is required under 4.06-1, the Company shall determine the amount, timing and manner of repayment on a discretionary basis with respect to each individual participant, subject to the following:

                 (a) If repayment is made in a lump sum, the lump sum shall be repaid before the participant begins work with Employer or an affiliate.

                 (b) If repayment is made in periodic installments, the repayment shall be made in accordance with both of the following requirements:

                     (i) The participant shall sign and execute a promissory note furnished by Employer before the participant begins work with Employer or an affiliate.

                    (ii) The terms of the promissory note shall be commercially reasonable as determined by Employer.

     4.07 EXCISE TAX PAYMENT

          4.07-1 If any of the payments provided for in 4.01, 4.02 or any other payment or benefit received or to be received by a participant in connection with a Change in Control of the Company or a termination of employment (collectively, the "Severance Payments") will be subject to the tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), or any similar tax that may hereafter be imposed (the "Excise Tax"), the Company shall pay to the participant an additional amount (the "Gross-Up Payment"). The Gross-Up Payment shall compensate the participant any Excise Tax related to Section 4999 and any federal, state and local taxes paid by the participant due to the Gross-Up Payment. The amount of the Gross-Up Payment shall be calculated by the Company such that the net amount retained by the participant shall be the Severance Payments less any applicable federal, state and local income taxes on the Severance Payments.

          4.07-2 For purposes of determining the amount of the Gross-Up Payment, the participant shall be deemed to pay federal income taxes at the highest stated marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of residence on the Date of Termination, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes. In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder at the time of termination of employment, the participant shall repay to the Company at the time that the amount of such reduction in Excise Tax is finally determined the portion of the Gross-Up Payment directly and indirectly attributable to such reduction plus interest on the amount of such repayment at the rate provided for in Section 1274(d) of the Code. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder at the time of the termination of employment (including by reason of any Severance Payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional Gross-Up Payment in respect of such excess (plus any interest payable to the taxing authorities with respect to such excess) at the time that the amount of such excess is finally determined.

                                      ARTICLE V

                                    ADMINISTRATION

     5.01 ADMINISTRATOR

          The Plan shall be administered by the Committee.

     5.02 COMMITTEE'S POWERS AND DUTIES

          5.02-1 Except as expressly provided herein, the Committee shall interpret the Plan, decide any questions about the rights of participants and in general administer the Plan. Unless timely submitted to arbitration, any decision by the Committee shall be final and bind all parties. The Committee shall have discretion to carry out its responsibilities, except as provided in 3.03-5(b), 3.03-7 and 3.04-3.

          5.02-2 The Committee may delegate all or part of the administrative duties except in connection with review under 5.04-4 and 5.04-5 to one or more agents and may retain advisors for assistance. The Committee may consult with and rely upon the advice of counsel who may be counsel for the Company or any affiliate.

          5.02-3 The Committee shall be the plan administrator under federal laws and regulations applicable to plan administration and shall comply with such laws and regulations. The Committee shall be the agent for service of process on the Plan at the Company's address.

     5.03 COMPANY AND EMPLOYER FUNCTIONS

          5.03-1 All authority of the Company or an Employer shall be exercised by the chief executive officer of the Company or the Employer, who may delegate some or all of the authority to any officer or manager of the Company or the Employer.

          5.03-2 The power to amend or terminate this Plan may be exercised only by the Company's chief executive officer, who may delegate some or all of the authority to any officer of the Company.

          5.03-3 The Board of Directors of the Company or any Employer shall have no administrative authority or function with respect to the Plan. Being a member of the Board shall not, in and of itself, make a person a plan fiduciary.

     5.04 CLAIMS AND REVIEW PROCEDURES

          5.04-1 Any person claiming a benefit or requesting information, an interpretation or a ruling under the Plan shall present the request in writing to the person designated by the Company; provided, however, that during the 24 months following a Change in Control an eligible employee may initiate arbitration and seek a declaratory order as to whether a material alteration in the employee's position has occurred. The employee is not required to complete the claims and review procedure set forth in Section
5.04 prior to requesting such declaratory order.

          5.04-2 The decision on a claim shall be made by the Company and shall normally be made within 90 days. If special circumstances require an extension of time for processing the claim, the claimant shall be so notified and the time limit shall be 180 days. If the claimant has not been notified of a decision on a claim within the time limit, the claim shall be deemed denied.

          5.04-3 If the claim or request is denied, the written notice of denial shall state:

               (a) The reasons for denial, with specific reference to the terms of the Plan on which denial is based.

               (b) A description of any additional material or information required for review of the claim and an explanation of why it is necessary.

               (c) An explanation of the Plan's claims review procedure.

          5.04-4 Any person whose claim or request is denied, or who has not received a response within 90 days, or within 180 days if special circumstances require an extension of time, may request review by notice in writing to the Committee. The original decision will be reviewed by the Committee or the Committee's delegate, who may, but shall not be required to, grant the claimant a hearing. On review, whether or not there is a hearing, the claimant may have representation, examine pertinent documents and submit issues and comments in writing.

          5.04-5 The decision on review shall normally be made within 60 days. If an extension of time is required for a hearing or other special circumstances, the claimant shall be so notified and the time limit shall be 120 days. The decision shall be in writing and shall state the reasons and the relevant Plan provisions. All decisions on review shall be final and binding on all parties concerned. If the participant does not receive a decision within the time limit, the claim shall be considered wholly denied on review.

          5.04-6 Interpretations of the plan shall be determined based on the following:

               (a) Where there is no Change in Control, the Company, when acting on a claim under 5.04-2 and 5.04-3, and the Committee, when acting on a review of a claim under 5.04-4 and 5.04-5, shall have full and absolute discretion to determine all questions concerning eligibility and participation and whether or not the conditions for payment of severance benefits have been made, including questions of interpretation of the Plan.

               (b) During the 24 months following a Change in Control,

                   (i) the Company and Committee shall apply the standard
               of review set forth in 3.04-3 to all questions concerning whether a termination was for gross misconduct or gross negligence; and

                  (ii) the Company shall give deference to the eligible
               employee's determination as to whether the employee has experienced an alteration under 3.03-3.

          5.04-7 Decisions by the Company on claims shall have no binding effect on the Committee and no precedential value when the Committee is acting on a review of a claim within 24 months of a Change in Control.

     5.05 INDEMNITY AND BONDING

          5.05-1 Subject to the indemnification provisions in the Articles and Bylaws of the Company and any provisions and procedures in the corporate resolutions of the Company, the Company shall indemnify and defend any Plan fiduciary who is an officer, director or employee of the Company against any claim or liability that arises from any action or inaction in connection with the Plan, subject to the following rules:

               (a) Coverage shall be limited to actions taken in good faith that the fiduciary reasonably believed were not opposed to the best interest of the Plan.

               (b) Negligence by the fiduciary shall be covered to the fullest extent permitted by law.

               (c) Coverage shall be reduced to the extent of any insurance coverage.

          5.05-2 Plan fiduciaries shall be bonded to the extent required by applicable law.

     5.06 EXPENSES

          5.06-1 A Committee member who is employed full-time by an Employer shall not be separately compensated for services as Administrator. The Committee shall be reimbursed by the Company for all expenses incurred while acting as Committee.

          5.06-2 The Company may elect to pay any administrative fees or expenses and may allocate the cost among the Employers. Otherwise, the expenses and fees shall be paid from Company assets.

                                     ARTICLE VI

                                  GENERAL PROVISIONS

     6.01 ENFORCEABILITY AND EXCLUSIVE BENEFIT

          The Company and Employers intend the terms of this Plan, including those relating to the coverage and benefits, to be legally enforceable. The Company and Employers further intend that the Plan be maintained for the exclusive benefit of eligible employees of Employers.

     6.02 AMENDMENT

          The Company may amend this Plan at any time only by written instrument. No purported oral amendment shall have any effect.

     6.03 TERMINATION

          The Company may terminate this Plan at any time; provided, however, that the Plan may not be altered, amended or terminated within the 24 months following a Change in Control.

     6.04 GOVERNING LAW

          This Plan shall be construed according to the laws of Oregon, except as preempted by federal law.

     6.05 NOT CONTRACT OF EMPLOYMENT

          Nothing in this Plan shall give any employee the right to continue employment. The Plan shall not prevent discharge of any employee at any time for any reason.

     6.06 ATTORNEYS' FEES

          In any suit or action arising out of or in any way pertaining to this Plan, the prevailing party may recover from the other party reasonable attorneys' fees at trial and on any appeal.

     6.07 UNFUNDED

          All benefits payable under this Plan shall be unfunded and shall be payable only from the general assets of Employer. The participants shall have no interest in any assets of Employer and shall have no rights greater than the rights of any unsecured general creditor of Employer.

     6.08 NONASSIGNMENT

          6.08-1 The rights of a participant under this Plan are personal; provided however, following a Change in Control, an eligible employee participant's spouse or estate (as determined by the Company) will receive any unpaid severance pay to the extent that the circumstances set forth in 6.08-2 are met.

          6.08-2 If an eligible employee or participant dies prior to receiving payment of severance pay, the Company shall pay the employee's spouse or estate any unpaid severance pay if (1) the employee or participant had been notified of a Company-initiated termination or material alteration in position that would have made the employee eligible for severance pay but for the employee's death; and (2) such termination, notice of termination, material alteration in position or notice of material alteration occurred following a Change in Control and within 24 months of such Change in Control.

          6.08-3 No interest of a participant under this Plan may be assigned, transferred, seized by legal process or subjected to the claims of creditors in any way. A participant's rights under this Plan are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge or encumbrance.

     6.09 CONDITIONS

          The waiver of a condition of benefits on any occasion shall not constitute a waiver of any other condition on the same occasion or a waiver of the same or any other condition on any other occasion.

     6.10 OBLIGATIONS OF EMPLOYERS

          The obligations of the Employers under this Plan are obligations to their own employees alone and the Company assumes no obligations to employees of any other Employer.

     6.11 ARBITRATION

          6.11-1 Any dispute arising out of or in any way pertaining to the interpretation or administration of this Plan shall be submitted to binding arbitration. Except as provided in 5.04-1, no claim may be submitted to arbitration until exhaustion of the claims and review procedure under 5.04. Claims must be submitted to arbitration within six months of the date the claim accrues. Except as specifically provided herein, the arbitration shall be governed under Federal Arbitration Act. The parties shall select a mutually agreeable arbitrator. If the parties are unable to agree on the selection of an arbitrator within thirty days, each party shall designate one arbitrator from the list of Oregon and Washington arbitrators maintained by the Judicial Arbitration and Mediation Services (J.A.M.S) office in Portland, Oregon. The arbitrators so selected shall select a third arbitrator. The arbitration shall be conducted in Portland, Oregon with no attorneys' fees or costs to be awarded to either side; provided however, that in the event of a dispute concerning whether an employee has experienced a material alteration in position following a Change in Control, a prevailing employee shall be entitled to an award of reasonable attorneys fees and costs (including without limitation interest on any overdue payment).

          6.11-2 Any claim involving a challenge to the exercise of discretion shall be determined by the arbitrator based upon substantial evidence on the record. Any claim involving a decision by the Company or Committee that is to be based upon the preponderance of the evidence (see 3.04-3) shall be determined by the arbitrator based upon the preponderance of the evidence.

     Effective Date:  December 1, 1998

     Adopted:  December 1, 1998


     COMPANY                  PACIFICORP



                              By  /s/ Michael J. Pittman
                                  ------------------------------
                                  Michael J. Pittman

                              Date:  December 1, 1998

                                      EXHIBIT A

                                     SEVERANCE PAY



          1. Participants entitled to severance benefits shall receive severance pay as follows:

                    Level 1:   Two times annual cash compensation
                    Level 2:   One times annual cash compensation

          2.   "Annual cash compensation" shall mean the sum of the following:

               (a) The eligible employee's annualized base salary rate in effect at the time of material alteration in the position or termination, whichever is greater.

               (b) The eligible employee's guideline incentive award in effect at the time of material alteration in the position or termination, whichever is greater, as determined by Employer in accordance with the applicable incentive program.

               (c) The eligible employee's annualized vehicle allowance in effect at the time of material alteration in the position or termination, whichever is greater.

          3. A noncompetition agreement required by Employer as a condition for severance benefits shall be for a period of two years for participants entitled to Level 1 severance benefits and for a period of one year for participants entitled to Level 2 severance benefits.

                                      EXHIBIT B

                         CHANGE IN CONTROL SEVERANCE BENEFITS


          1. Participants entitled to severance benefits in the 24 months following a Change in Control as defined in 3.03-6 will be designated by the Personnel Committee Board into one of the following three categories for severance benefits.

                    - 3 times annual cash compensation
                    - 2.5 times annual cash compensation
                    - 2 times annual cash compensation

          2. During the 24 months following the Change in Control, the Company shall not change the designation of employees in effect at the time of the Change in Control. The Personnel Committee may change the designation of employees from 2 times annual cash compensation to 2.5 times annual cash compensation at any time in the 24 months following a Change in Control (as defined in Section 3.03-6) but cannot reduce the benefit during this 24 month period.

          3.   "Annual cash compensation" shall mean the sum of the following:

               (a) The eligible employee's annualized base salary rate in effect immediately prior to the material alteration in the position or at the time of termination, whichever is greater.

               (b) The eligible employee's guideline incentive award in effect immediately prior to the material alteration in the position or at the time of termination, whichever is greater.

               (c) The eligible employee's annualized vehicle allowance in effect immediately prior to the material alteration in the position or at the time of termination, whichever is greater.

          4. Subject to 4.02 of the Plan, participants entitled to severance benefits in the 24 months following a Change in Control (as defined in Section 3.03-6) shall receive Group Health Continuation Benefits as follows:

               YEARS OF SERVICE              MONTHS OF CONTINUED BENEFITS
               ----------------              ----------------------------
                    0-5                                   6
                    6-10                                 12
                   11-15                                 18
                 16 or more                              24


          5. A noncompetition agreement required by Employer as a condition for severance benefits following a Change in Control shall be for a period of one year for all participants.


                                          2